Exhibit 10.1

Execution Version

SECURED DEBENTURE PURCHASE AGREEMENT

THIS SECURED DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of October 25, 2022, is by and between IDEANOMICS, INC., a company incorporated under the laws of the State of Nevada, with principal executive offices located at 1441 Broadway, Suite #5116, New York, NY 10018 (the “Company”), and the investor (the “Buyer”) listed on the Buyer Schedule attached hereto.

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debentures (as defined herein) pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase, secured convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the principal amount to be mutually agreed (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), of which $6,500,000 of principal amount shall be purchased upon the signing of this Agreement (the “First Closing”; the First Closing and each subsequent closing are each individually referred to as a “Closing” and collectively referred to as the “Closings”), in the amounts set forth opposite the Buyer’s name on the Buyer Schedule at a purchase price set forth on the Buyer Schedule (the “Purchase Price”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain of its subsidiaries are entering into, executing and delivering to the Buyer the Security Documents (as defined herein) pursuant to which the Company and certain of its subsidiaries have agreed to provide a first priority lien on their respective assets as security for certain obligations of the Company to the Buyer;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and each of Timios Holdings Corp., a Delaware corporation and wholly-owned Subsidiary of the Company (“Timios”), and Justly Holdings Inc., a Delaware corporation and majority-owned Subsidiary of the Company (“Justly” and, together with Timios, the “Spin-off Subsidiaries”), are entering into, executing and delivering to the Buyer an option (the “Subsidiary Option”) to acquire, inter alia, (a) twelve percent (12%) of the then issued and outstanding common stock of each such Spin-off Subsidiary at the time of exercise of such Subsidiary Option, and (b) an amount of equity interests in a newly-issued class of common stock in each of the Spin-off Subsidiaries (the “New Common Stock”) at the time of exercise of such Subsidiary Option, which, in each case for each Spin-off Subsidiary, shall represent (i) no less than fifty-one percent (51%) of the voting power of such Spin-off Subsidiary at the time of exercise of such Subsidiary Option (which, for the avoidance of doubt, shall represent a majority of the voting power in each such Spin-off Subsidiary), and (ii) three percent (3%) of equity interests in such newly-issued New Common Stock in each of the Spin-off Subsidiaries at the time of exercise of such Subsidiary Option;

WHEREAS, on or prior to the date hereof, the Company publicly announced the Spin-off (as defined herein) by the issuance of a press release in the form attached hereto as “Exhibit B” (the “Spin-off Announcement”);

WHEREAS, after the date hereof and pursuant to and in accordance with the terms and conditions contained in this Agreement and the other Transaction Documents, the Company shall (i) form a new holding company under the laws of the State of Delaware (“Holdco”) and (ii) undergo a reorganization pursuant to which the Company shall distribute to Holdco one hundred percent (100%) of the outstanding common stock of each of the Spin-off Subsidiaries that is owned by the Company (the “Spin-off”);

WHEREAS, the Subsidiary Option shall also provide the Buyer with an option to acquire an amount of equity interests in Holdco that represents at least fifty-one percent (51%) of the voting power of Holdco (which, for the avoidance of doubt, shall represent a majority of the voting power in Holdco); and

WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

(a)            Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Closing a Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on the Buyer Schedule.

(b)            Closing Dates. Each Closing shall occur electronically at the offices Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, NJ 07092. The date and time of each Closing shall be as follows: (i) the First Closing shall be 10:00 a.m., New York time, on the date of this Agreement (the “First Closing Date”), and (ii) each Closing after the First Closing shall be 10:00 a.m., New York time, on a Business Day to be mutually agreed (each such date, together with the First Closing Date, each individually referred to as a “Closing Date” and collectively referred to as the “Closing Dates”) on or after the date the Company receives Cap Approval.

(c)            Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyer shall deliver to the Company the Purchase Price for the Convertible Debenture to be issued and sold to the Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer the Convertible Debenture which the Buyer is purchasing at such Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on the Buyer Schedule, duly executed on behalf of the Company.

(d)            Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Stock pursuant to the transactions contemplated hereby or any other Transaction Documents (including the Conversion Shares) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (“Principal Market”) (the number of shares which may be issued without violating such rules and regulations shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount (“Cap Approval”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Buyer.

2

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a)            Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with applicable law.

(b)            Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)            Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)            Transfer or Resale. The Buyer understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered under the Securities Act, or otherwise sold pursuant to an exemption from registration under the Securities Act.

(e)            Legends. The Buyer agrees to the imprinting, so long as it is required by this Section 2(e), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above) (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer agrees that the removal of restrictive legend from certificates representing Securities as set forth in this Section 2(e) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

3

(f)            Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in the SEC Documents, the Company hereby makes the representations and warranties set forth below to the Buyer as of the date hereof and as of each Closing:

(a)            Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business, as applicable, and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)            Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities and New Common Stock in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)            Issuance of Securities. The issuance of the Securities are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively, “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved from its duly authorized capital stock not less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the Conversion Price (as defined therein) as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, including the Floor Price (as defined therein)). Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

4

(d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, the New Common Stock and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation, Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Principal Market and including all applicable laws, rules and regulations of the State of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, all of the issued and outstanding capital stock or other equity securities of the Spin-off Subsidiaries were (1) issued in compliance with and not in violation of any applicable laws, (2) not issued in violation of any agreement, arrangement or commitment to which the Company or such Spin-off Subsidiary is a party or is subject to or in violation of any Liens, and (3) validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of such equity securities. After the Reorganization and giving effect to the transactions contemplated by this Agreement, (A) all of the issued and outstanding shares of capital stock or other equity securities of each Spin-off Subsidiary, including the New Common Stock, will have been duly authorized, validly issued, fully paid and non-assessable, and the New Common Stock will be owned of record and beneficially by the Buyer, (B) all of the issued and outstanding shares of capital stock or other equity securities of each Spin-off Subsidiary, including the New Common Stock, will have been issued in compliance with all applicable federal and state security laws, (C) none of the issued and outstanding shares of capital stock of the Spin-off Subsidiaries, including the New Common Stock, will have been issued in violation of any agreement, arrangement or commitment to which the Company or such Spin-off Subsidiary is a party or is subject to or in violation of any Liens, and (D) all of the New Common Stock will have the rights, preferences, powers, restrictions and limitations set forth in the applicable Amended Charter under applicable law.

(e)            Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Authority, and the Principal Market has completed its review of the related Listing of Additional Share form.

5

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Buyer (or any affiliate of the Buyer) is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)            No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)            Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i)            Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

6

(j)            SEC Documents; Financial Statements. Other than with respect to the Form 10-Q for the quarters ended September 30, 2021, March 31,2022 and June 30, 2022 and the Form 10-K for the year ended December 31, 2022, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k)            Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

7

(l)            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

(m)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Articles of Incorporation or other organizational document, bylaws, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the one year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(n)            Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

8

(o)            Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 1,500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares are undesignated preferred stock. As of the date hereof, the Company had 541,345,290 shares of common stock outstanding and 7,000,000 shares of preferred stock outstanding. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Nasdaq under the trading symbol “IDEX.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing, other than as publicly disclosed. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq other than as publicly disclosed.

(p)            Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (G) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(q)            Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

9

(r)            Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Authority, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, except as disclosed in the SEC Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.

(s)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. In accordance with the previous sentence, the Company currently maintains no insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)            Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(u)            Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(v)            Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

10

(w)            Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(x)            Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that the Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(y)            No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(z)            Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

11

(aa)          Solvency. On the date of this Agreement and on each Closing Date, and after giving effect to this Agreement and the other Transaction Documents and the obligations hereunder and thereunder, the Company and each Guarantor is Solvent. The payment and performance of the obligations of the Company and each Guarantor under the Transaction Documents will not cause the Company or such Guarantor to exceed its ability to pay its debts as they mature, and the Transaction Documents are made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

4.	COVENANTS.

(a)            Reporting Status. For the period beginning on the date hereof, and ending six (6) months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b)            Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(c)            Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any common stock of the Company issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.

12

(d)            Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(e)            Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first Business Day after the date of this Agreement, the Company shall file a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “Current Report”)). From and after the filing of the Current Report, the Company shall have disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion).

(f)            Reservation of Shares. So long as any of the Convertible Debentures remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the Convertible Debentures then outstanding (assuming for purposes hereof that (x) the Convertible Debentures are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(f) be reduced other than proportionally in connection with any conversion and/or redemption, or reverse stock split. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount.

(g)            Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Authority, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h)            Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold to the Buyer during the prior trading week.

(i)            SEPA. The Company shall not effect any advances under the SEPA from the date hereof until two weeks following the date hereof.

13

(j)            Right of First Refusal.

(i)            Financing Offer. From the date of this Agreement until the second (2nd) anniversary of the date of this Agreement, the Buyer shall have a right of first refusal if the Company receives a bona fide offer from any third party in connection with any binding proposal for any equity, convertible and variable rate financings (the “Financing Offer”). Each time the Company receives a bona fide offer for a Financing Offer that the Company desires to accept, the Company shall first make an offering of the Financing Offer to the Buyer (in such case, the “ROFR Holder”) in accordance with the following provisions prior to accepting the Financing Offer from the third party.

(ii)            Offer Notice. The Company shall, within five (5) Business Days of receipt of the Financing Offer from the third party, give written notice (the “Offer Notice”) to the Buyer stating that it has received a bona fide offer from a third party, specifying (A) the terms and conditions of such Financing Offer, (B) the name of such third party, and (C) the proposed date, time and location of the closing of the Financing Offer, which shall not be less than sixty (60) days from the date of the Offer Notice.

(iii)            Exercise of Right of First Refusal. Upon receipt of the Offer Notice, the Buyer shall have ten (10) Business Days (the “ROFR Notice Period”) to match the terms of such Financing Offer by delivering a written notice (the “ROFR Notice”) to the Company stating that it elects to match such Financing Offer on the terms specified in the Offer Notice. If the Buyer does not deliver a ROFR Notice to the Company during the ROFR Notice Period, then the Buyer shall be deemed to have waived its rights under this Section 4(j), and the Company shall thereafter be free to accept the terms of the Financing Offer with the third party that delivered such Financing Offer, without any further obligation to the Buyer.

(iv)            Consummation of Financing. If the Buyer does not deliver an ROFR Notice in accordance with this Section 4(j), the Company may, during the sixty (60) day period immediately following the expiration of the ROFR Notice Period (the “Waiver Period”), effectuate the Financing Offer on the terms and conditions no more favorable to the third party than those set forth in the Offer Notice. If the Company does not effectuate the Financing Offer within the Waiver Period, then the rights provided hereunder shall be deemed to be revived and the Financing Offer shall not be effected unless the Company sends a new Offer Notice to the Buyer in accordance with, and otherwise complies with, this Section 4(j).

(v)            Cooperation. Each of the Company and the Buyer shall take all actions as may be reasonably necessary to consummate the financing contemplated by this Section 4(j), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(k)            Minimum Purchase. On or before November 25, 2022, the Company’s officers and/or directors shall purchase a minimum of to $500,000 (or such other amount to be mutually agreed) of Common Stock of the Company.

14

(l)            Certain Negative Covenants. From the date hereof until all the Convertible Debentures have been repaid, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its direct or indirect subsidiaries (whether or not a subsidiary on the date hereof), including, but not limited to, the Spin-Off Subsidiaries and their respective direct and indirect subsidiaries, to, directly or indirectly (i) other than Permitted Indebtedness (as defined in the Security Agreement), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, (ii) other than Liens expressly permitted under Section 5.04 of the Security Agreement, enter into, create, incur, assume or suffer to exist any Lien of any kind, on or with respect to any of its capital stock, property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, or (iii) amend its charter documents or other organizational documents, including, without limitation, its certificate of incorporation and bylaws, (iv) make any payments in respect of any related party debt, (v) enter into or agree to enter into any debenture, note, instrument, contract, financing arrangements, or other transaction that allows the holder of such instrument or counterparty to such transaction to acquire shares of Common Stock or capital stock, or receive payments based on the price of the Common Stock or capital stock, based on a price that varies or changes based on the market price of the Common Stock or capital stock, (vi) enter into any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Stock or other capital stock, (vii) issue, sell or otherwise dispose any of its capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, (viii) other than as contemplated by this Agreement and the other Transaction Documents, adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or file a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filings of any bankruptcy petition against it under any similar law, (ix) acquire by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (x) other than as contemplated by this Agreement and the other Transaction Documents, split, combine or reclassify any shares of its capital stock, (xi) declare or pay any dividends or distribution on or in respect of any of its capital stock or redeem, purchase or acquire its capital stock, or (xii) contract to do any of the foregoing, or act or omit to act in any manner that would result in any of the foregoing (collectively, (i) through (xii) being referred to as the “Negative Covenants”).

(m)            Reorganization. As promptly as practicable after the date of this Agreement, the Company shall prepare and submit to the Buyer, for the Buyer’s review and comment, an amended and restated certificate of incorporation for each of the Spin-off Subsidiaries (in each case, the “Amended Charter”) that creates and authorizes the issuance of the New Common Stock. Within forty-five (45) days of the First Closing, the Company shall file, or caused to be filed, each Amended Charter with the Secretary of State of the State of Delaware for each Spin-off Subsidiary (the “Reorganization”); provided, however, that each such Amended Charter shall be subject to the express written consent of the Buyer prior to the filing of such Amended Charter with the Secretary of State of the State of Delaware.

(n)            Amendment to Organizational Documents. From and after the date of this Agreement until the date upon which the Buyer elects to effect the option under the Subsidiary Option, the Company shall not, and shall cause each of its Subsidiaries, including, but not limited to, the Spin-off Subsidiaries, not to, amend, restate, modify, terminate or otherwise cancel any organizational or constituent document (including, but not limited to, any articles of incorporation or formation, shareholders agreements, bylaws or other operating agreements) of the Company or its Subsidiaries, including, but not limited to, the Spin-off Subsidiaries, without the prior written consent of the Buyer.

(o)            Spin-Off. On and after the date of this Agreement, the Company shall use its commercially reasonable efforts to effectuate the Spin-off prior to the one (1) year anniversary of this Agreement; provided, however, that the Company shall not effectuate the Spin-off or take any actions with respect thereto, including, but not limited to, the formation of Holdco or the entry into any documentation in connection with any internal reorganization, without the prior written consent of Buyer.

(p)            Public Announcements. Other than the Spin-off Announcement and unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

15

(q)            Post-Closing Obligations. The Company shall, and shall cause each of the Guarantors to, satisfy the requirements set forth on “Exhibit E” on or before the date specified for such requirement or such later date as is consented to by the Buyer.

5.	REGISTER.

The Company shall maintain at its principal executive offices or with the Company’s transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the amount of Convertible Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)            The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)            The Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(d)) for the Convertible Debentures being purchased by the Buyer at the Closing by wire transfer of immediately available funds in accordance with the Closing Statement.

(c)            The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase Convertible Debentures at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof, and, provided, further, that, with respect to the First Closing Date, to the extent any of the following conditions are not satisfied as of the First Closing Date, the Company shall, and shall cause each of the Guarantors to, satisfy such conditions on or before the date that is five (5) Business Days following the First Closing Date, or or such later date as is consented to by the Buyer:

(a)            The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on the Buyer Schedule for the Closing.

16

(b)            The Company shall have delivered to the Buyer copies of its and each Subsidiaries’ certified copies of its charter, as well as any shareholder or operating agreements by or among the shareholders or members of any of the Company’s Subsidiaries.

(c)            The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the First Closing Date.

(d)            The Company shall have delivered to the Buyer a solvency certificate in the form attached hereto as “Exhibit C.”

(e)            Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(f)            The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(g)            The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(h)            No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i)            Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).

(j)            The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the maximum number of Conversion Shares issuable pursuant to the Convertible Debentures to be issued at the Closing.

(k)            The Buyer shall have received a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

17

(l)            (i) From the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), (ii) the closing price of the Common Stock during each of the five (5) consecutive Trading Days immediately prior to the applicable Closing Date shall be at least $0.20 per share, and (iii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(m)            The Company and its Subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement and confirming such matters listed in this Section 7 as the Buyer or its counsel may reasonably request.

(n)            On or prior to the date hereof, the Company shall have publicly made the Spin-off Announcement.

(o)            The Company shall have paid or reimbursed the Buyer (or its designee) for its reasonable attorneys’ fees and costs. The Company hereby authorizes the Buyer to deduct such amount from the Purchase Price to be paid by the Buyer to the Company at the First Closing.

(p)            With respect to any Closing after the First Closing, the Company’s shareholders shall have approved Proposal No. 7 of the Company’s Preliminary Proxy on Form 14A filed with the Commission on October 7, 2022, with respect to the issuance of the Common Stock underlying (the “Underlying Common Stock”) the Convertible Debentures issuable under this Agreement such that Nasdaq Exchange Rule 5635 shall not impose any limitation on the Company’s issuance of such Underlying Common Stock.

(q)            The Company shall have entered, executed and delivered to the Buyer the Subsidiary Options.

8.	TERMINATION.

In the event that the First Closing shall not have occurred with respect to the Buyer within five (5) days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable only to the Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	CERTAIN DEFINED TERMS.

Unless otherwise defined in this Agreement:

(a)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

18

(b)            “Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(c)            “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

(d)            “Guarantors” means each of US Hybrid Corporation, a Delaware corporation, Solectrac, Inc., a California corporation, Justly Holdings Inc., a Delaware corporation, Justly Markets LLC, a Delaware limited liability company, Timios Holdings Corp., a Delaware corporation, Fiducia Real Estate Solutions, Inc., a Delaware corporation, Timios, Inc., a Delaware corporation, Timios Appraisal Management, Inc., a Delaware corporation, Crestview Asset Management Services LLC, a Utah limited liability company, Timios Title, a California Corporation, a California corporation, Timios Agency of Alabama Inc., an Alabama corporation, Timios Agency of Nevada Inc., a Nevada corporation, Timios Agency of Utah Inc., a Utah corporation, Timios Agency of Arkansas, Inc., an Arkansas corporation, Timios Hawaii, Inc., a Hawaii corporation, Celer Escrow Company, a California corporation, Celer Settlements, LLC, a Delaware limited liability company, and Wireless Advanced Vehicle Electrification, LLC, a Delaware limited liability company.

(e)            “Guaranty” means that certain Guaranty Agreement, dated on or about the First Closing Date, made by the Guarantors party thereto from time to time in favor of the Buyer, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

(f)            “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(g)            “Option Agreement” means that certain Option Agreement, dated as of the First Closing Date, by the Company and the Spin-Off Subsidiaries in favor of the Buyer, as may be amended, restated, supplemented or otherwise modified from time to time.

(h)            “Other Debentures” means the Amended and Restated Convertible Debenture (No. Idex-102421/A) given by the Company to the Buyer with a Reissuance Date of August 29, 2022 with an amended principal amount of $16,717,808.55 and any other future debentures, notes, or other instruments that may be held by the Holder in the Company.

19

(i)            “Perfection Certificate” means that certain Perfection Certificate delivered by the Debtors to the Secured Party, dated on or about the First Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

(j)            “Person” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, an individual, a joint-stock company, a trust, an unincorporated organization, a Governmental Authority or any other entity, including any receiver, debtor-in-possession, trustee, custodian, conservator, liquidator or similar official.

(k)            “Pledge Agreement” means that certain Pledge Agreement, dated as of the First Closing Date, by the Company and the Guarantors from time to time party thereto in favor of the Buyer, as may be amended, restated, supplemented or otherwise modified from time to time.

(l)            “Security Agreement” means that certain Security Agreement, dated as of the First Closing Date, by the Company and the Guarantors party thereto from time to time in favor of the Buyer, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

(m)            “Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Perfection Certificate, and any other security agreements, pledge agreements or other similar agreements delivered to the Buyer, the Guaranty and each of the other agreements, instruments or documents that creates a lien or guaranty in favor of the Buyer.

(n)            “SEPA” means that certain Standby Equity Purchase Agreement dated as of September 1, 2022, by and between the Buyer and the Company, as amended on September 15, 2022, and as may be further amended, restated, supplemented or otherwise modified from time to time.

(o)            “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(p)            “Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

(q)            “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Principal Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

20

(r)            “Transaction Documents” means, collectively, this Agreement, the Convertible Debentures, the Other Debentures, the Security Documents, the Option Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

10.	MISCELLANEOUS.

(a)            Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

(b)            Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(c)            Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(d)            Jurisdiction; Venue; Service.

(1)            The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(2)            The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(3)            Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

21

(4)            The Company and the Buyer irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(5)            Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(e)            Waiver of Jury Trial. The Company and the Buyer mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction. The Company and the Buyer acknowledge that this is a waiver of a legal right and that the Company and the Buyer each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Company and the Buyer agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

(f)            Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

(g)            Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)            Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

22

(i)            Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(j)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Ideanomics, Inc.
1441 Broadway, Suite #5116
New York NY 10018
Telephone: 212-206-1216
Attention: Chief Executive Officer
E-Mail: apoor@ideanomics.com

If to the Buyer:	The address set forth in the Buyer Schedule

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(k)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, the Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such transferred Securities.

(l)            Indemnification.

23

(m)            In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and New Common Stock and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made by the Buyer pursuant to Section 4(f), or (D) the status of the Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(n)            Promptly after receipt by an Indemnitee under this Section 9(g) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(g), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

24

(o)            The indemnification required by this Section 9(g) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(p)            The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(q)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

25

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Secured Debenture Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

IDEANOMICS, INC.

By:
Name:
Title:

[Signature Page to Secured Debenture Purchase Agreement (Ideanomics)]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Secured Debenture Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Secured Debenture Purchase Agreement (Ideanomics)]

LIST OF EXHIBITS:

Exhibit A                    Form of Convertible Debentures

Exhibit B                    Form of Spin-off Announcement

Exhibit C                    Form of Solvency Certificate

Exhibit D                    Reserved

Exhibit E                    Post-Closing Obligations

Exhibit F                    Form of Joinder Agreement

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B

FORM OF SPIN-OFF ANNOUNCEMENT

EXHIBIT C

FORM OF SOLVENCY CERTIFICATE

[___________], 20[__]

1.            This Solvency Certificate is being executed and delivered pursuant to Section 7(e) of that certain Secured Debenture Purchase Agreement (the “SDPA”), dated as of October 25, 2022, by and between IDEANOMICS, INC., a company incorporated under the laws of the State of Nevada, with principal executive offices located at 1441 Broadway, Suite #5116, New York, NY 10018 (the “Company”), and the investor (the “Buyer”) listed on the Buyer Schedule attached thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the SDPA.

2.            I, [__], the [Chief Financial Officer] of the Company, solely in such capacity and not in an individual capacity, hereby certify that I am the [Chief Financial Officer] of the Company and that I am generally familiar with the businesses and assets of the Company and its Subsidiaries, I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Company pursuant to the SDPA.

3.            I further certify, solely in my capacity as [Chief Financial Officer] of the Company, and not in my individual capacity, as of the date hereof, and after giving effect to the SDPA and the other Transaction Documents and the obligations thereunder, the Company and each Guarantor is Solvent. The payment and performance of the obligations of the Company and each Guarantor under the Transaction Documents will not cause the Company or such Guarantor to exceed its ability to pay its debts as they mature, and the Transaction Documents are made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand on the date first above written.

IDEANOMICS, INC.

By:
Name:
Title:

EXHIBIT D

RESERVED.

EXHIBIT E

POST-CLOSING OBLIGATIONS

1.            Not later than the date that is twenty (20) days after the First Closing Date, the Buyer shall have received the opinion of counsel to the Company and each Guarantor in the form reasonably acceptable to the Buyer.

2.            Not later than the date that is five (5) Business Days after the First Closing Date, the Company shall, and shall cause each of the Guarantors to, satisfy each of the conditions specified in Section 7 that are not satisfied as of the First Closing Date.

3.            Not later than the date that is five (5) Business Days after the First Closing Date, the Buyer shall have received evidence of filed stamped UCC-3 termination statements with respect to each Lien filed against the Company or any Subsidiary thereof other than a Permitted Lien.

4.            The Company shall obtain and deliver to the Buyer a Control Agreement for the Deposit Accounts identified in the Perfection Certificate not later than the date that is 20 days following the First Closing Date.

5.            Not later than the date that is five (5) Business Days after the First Closing Date, the Buyer shall have received a Joinder Agreement in the form set forth in “Exhibit F” to this Agreement for each of the Guarantors not party thereto on the First Closing Date, together with each of the following with respect to each such Guarantor:

(a)            certified copies of its charter, as well as any shareholder or operating agreements by or among the shareholders or members of such Guarantor;

(b)            a certificate evidencing the incorporation and good standing of such Guarantor as of a date within ten (10) days of the date of such joinders;

(c)            such other documents, instruments or certificates relating to the transactions contemplated by this Agreement and confirming such matters listed in this Exhibit E as the Buyer or its counsel may reasonably request; and

(d)            the Company shall have paid or reimbursed the Buyer (or its designee) for its reasonable attorneys’ fees and costs.

EXHIBIT F

FORM OF JOINDER AGREEMENT

JOINDER AND ASSUMPTION AGREEMENT

THIS JOINDER AND ASSUMPTION AGREEMENT is made as of [DATE], by [NAME OF GUARANTOR], a [JURISDICTION] [TYPE OF ORGANIZATION] (the “New Guarantor”).

Background

Reference is made to (i) that certain Secured Debenture Purchase Agreement, dated as of October 25, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “SDPA”), by and between IDEANOMICS, INC., a company incorporated under the laws of the State of Nevada (the “Company”), and the investor (the “Buyer”) listed on the Buyer Schedule attached thereto, (ii) the Guaranty Agreement, dated as of October 25, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), by each of the Guarantors from time to time party thereto in favor of the Buyer, as Beneficiary and (iii) the other Transaction Documents referred to in the SDPA as the same may be amended, restated, supplemented or otherwise modified from time to time.

Agreement

Capitalized terms defined in the SPDA are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the SPDA and in consideration of the value of the direct and indirect benefits received by the New Guarantor as a result of becoming affiliated with the Company and the other Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Guaranty and each of the other Transaction Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Obligation (as defined in any Transaction Document) or any other obligation of the Company or any Guarantor shall remain outstanding, the New Guarantor has assumed the joint and several obligations of a “Guarantor” under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Guaranty and each of the other Transaction Documents which are stated to apply to or are made by a “Guarantor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each any every representation and warranty set forth in Article III of the Guaranty, Article III of the Security Agreement and Article III of the Pledge Agreement applicable to the New Guarantor as a Guarantor is true and correct as to the New Guarantor in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date hereof, (ii) the New Guarantor shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the New Guarantor at or prior to the date hereof and (iii) the New Guarantor has heretofore received a true and correct copy of the SPDA, the Guaranty, and each of the other Transaction Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Buyer the Guaranty and each of the other Transaction Documents given by the Guarantors to the Buyer.

The New Guarantor is simultaneously delivering to the Buyer the following updates to the schedules to the Transaction Documents:

[NEW GUARANTOR TO PROVIDE LIST OF SCHEDULES TO BE UPDATED, INCLUDING SCHEDULES TO THE GUARANTY, SECURITY AGREEMENT, PLEDGE AGREEMENT AND PERFECTION CERTIFICATE.]

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Buyer to carry out more effectively the provisions and purposes of this Joinder and Assumption Agreement (this “Agreement”).

This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.

This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

The New Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

The New Guarantor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The New Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the New Guarantor against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The New Guarantor shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the New Guarantor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the New Guarantor. The New Guarantor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the New Guarantor against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the New Guarantor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The New Guarantor and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The New Guarantor and the Buyer irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in the Security Agreement, such service to become effective thirty (30) days after the date of mailing.

Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the New Guarantor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

The New Guarantor and the Buyer mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any obligations thereunder, or any contemplated transaction. The New Guarantor and the Buyer acknowledge that this is a waiver of a legal right and that the New Guarantor and the Buyer each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The New Guarantor and the Buyer agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Joinder and Assumption Agreement and delivered the same to the Buyer, as of the date and year first above written with the intention that it constitute a sealed instrument.

[NEW GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:
YA II PN, Ltd.,
as the Buyer

By:
Name:
Title:

[SCHEDULES TO BE ATTACHED]

BUYER SCHEDULE